Exhibit 10.1

SECOND AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

Second Amendment, dated as of July 20, 2016 (the “Amendment”), to the Amended and Restated Employment Agreement, dated as of June 26, 2015 (as amended, the “Agreement”), by and between Bridge Bancorp, Inc., The Bridgehampton National Bank, and Howard H. Nolan (the “Executive”). Capitalized terms which are not defined herein shall have the same meaning as set forth in the Agreement.

W I T N E S S E T H:

WHEREAS, the Executive is currently employed as the Senior Executive Vice President, Chief Administrative and Chief Financial Officer of the Company and Bank pursuant to an amended and restated employment agreement between the Company, Bank and Executive entered into as of June 26, 2015; and

WHEREAS, effective the day following the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 with the Securities and Exchange Commission (the “Amendment Effective Date”), the Executive’s new position, title and responsibilities is Senior Executive Vice President, Chief Operating Officer and Corporate Secretary of the Company and the Bank; and

WHEREAS, the parties agree that the Agreement should be further amended to reflect the Executive’s new position, title and responsibilities; and

WHEREAS, pursuant to Section 16 of the Agreement, the parties to the Agreement desire to amend the Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the Company, Bank and the Executive hereby agree as follows:

Section 1.  Amendment to the Agreement.  Notwithstanding anything in the Agreement to the contrary, as of the Amendment Effective Date, all references in the Agreement to “Senior Executive Vice President, Chief Administrative and Chief Financial Officer” are hereby amended and replaced with “Senior Executive Vice President, Chief Operating Officer and Corporate Secretary.”

Section 2.  Acknowledgement.  By executing and agreeing to this Amendment, Executive hereby acknowledges and agrees that the change in title reflected in Section 1 above, and the resultant change in Executive’s duties and responsibilities, which changes are effective as of the Amendment Effective Date, do not constitute a “Good Reason” for Executive’s resignation under Section 7(a)(1) of the Agreement, and do not entitle Executive to the payments and benefits set forth in either Section 7(b) or Section 7(c) of the Agreement.

Section 3.  Continuation of Agreement.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.

Section 4.  Governing Law.  This Amendment and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of New York.

Section 5.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Company, Bank and the Executive have duly executed this Amendment as of the day and year first written above.

BRIDGE BANCORP, INC.

By:	/s/ Kevin M. O’Connor
Kevin M. O’Connor
President and Chief Executive Officer

THE BRIDGEHAMPTON NATIONAL BANK

By:	/s/ Kevin M. O’Connor
Kevin M. O’Connor
President and Chief Executive Officer

HOWARD H. NOLAN

/s/ Howard H. Nolan

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